[LOGO] C&D TECHNOLOGIES, INC.
           ---------------------------------------------------------------------
           Power Solutions
                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:     215-619-2700
                                                         Fax:       215-619-7841

Contacts:
Ian Harvie of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253

                              For Immediate Release

                C&D TECHNOLOGIES ANNOUNCES FIRST QUARTER RESULTS

BLUE BELL, Pa., June 8, 2007 -- C&D Technologies, Inc. (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion systems used in telecommunications, industrial and motive applications, today announced financial results for the first quarter ended April 30, 2007.

For the quarter, the Company reported net income of $2.6 million, or $0.10 per share on a diluted share basis, on revenues of $130.8 million. This compared to a net loss of $8.7 million, or $0.34 per share on revenues of $129.2 million in the prior year's first quarter. Results for the first quarter of fiscal 2008 included a non-recurring gain recognized on the disposal of the Company's old joint venture Chinese plant of $15.2 million, and restructuring costs associated with the closure of the Company's Conyers, Georgia manufacturing facility of approximately $200,000. The comparable prior year's first quarter included net restructuring and other special charges of $2.3 million.

Dr. Jeffrey A. Graves, President and CEO said, "All told, first quarter performance was again hindered by accelerating lead costs, which are up roughly 33% to date since the beginning of the year to new historic highs. On the positive side, we're very pleased with the continued strength of Standby Power, our core business, which maintained strong top-line momentum while demonstrating solid progress in our cost reduction programs. We were similarly pleased with our Power Electronics Division, which delivered stable financial results in a challenging end-market, while we continue to explore strategic alternatives for the business. Motive Power continued to struggle with market challenges and warranty experience."

"Cost reduction remains a critical objective for the balance of the year, with lead costs continuing to escalate. To that end, we completed the final qualification and ramp-up of our new joint venture Chinese facility, made good progress on the consolidation of our Conyers, Georgia facility into our Leola, Pennsylvania manufacturing plant, and worked hard to mitigate raw material cost increases through more desirable purchasing arrangements, including acceleration of our lead tolling and other strategic sourcing initiatives."

Dr. Graves added, "In the first quarter, we realized over $2 million of savings from cost reduction initiatives, and we continue to forecast approximately $15 million of total savings in the current fiscal year and nearly $30 million of savings by the end of fiscal 2009."

Standby Power Division:

In the first quarter, the Standby Power Division posted total net sales of $75.6 million, and operating profit of $15.9 million, which included the previously-mentioned gain on the sale of the company's former joint venture manufacturing facility in Shanghai, China and severance costs associated with the closure of the Conyers facility. Excluding these items, operating profit would have been approximately $1.0 million. Revenues were up 13.4% compared to last year's first quarter, and 1.8% on a sequential basis, largely as a result of price increases sequentially but also with strong volume performance versus a year ago.

In commenting on the Standby Power Division results, Dr. Graves stated, "The Standby Power Division performed well in the first quarter, with continued top-line momentum driven principally by customers in the UPS and Cable TV markets. This strength in revenue performance, to a level not seen since fiscal 2002,(calendar 2001) reflects our strong focus on our customers' success, and is a testament to our leading North American market share, world-class technology, and solid customer relationships, which allow us to increasingly participate in our customers' growth. International sales, spanning from Europe and the Middle East, through Latin America and China, were all up strongly, over 23% in total versus prior year, as we continue to gain traction from our low-cost manufacturing base and focus on new customer development in these emerging markets. While lead costs are a continuing challenge, we remain steadfast in our efforts to drive pricing and to reduce our costs through tolling and other initiatives."

Motive Power Division:

The Motive Power Division posted total net sales of $12.8 million, and an operating loss of $2.4 million. Revenues decreased 13.2% compared to last year's first quarter, and 15.9% sequentially.

Dr. Graves stated, "The Motive Power Division continues to disappoint. As we set our goals for this year, we expected this business to return to cash flow break-even by the end of this fiscal year, and this quarter's results put that goal out of reach. Top-line performance in the quarter was weak, with market softness and competitive pricing being the primary contributing factors.
Warranty costs continued to be a drag on the bottom line, with both claims experience and higher lead costs for replacement product hurting performance."

Power Electronics Division:

In the first quarter, the Power Electronics Division posted total net sales of $42.3 million, roughly flat on a sequential basis, and an operating loss of $1.7 million. Versus the prior year, revenues declined from $47.7 million in the prior year's first quarter.

Dr. Graves commented, "Power Electronics' results were basically stable on a sequential basis, in line with our expectations in a currently challenging cyclical market. Our customer base is well-balanced between Tier I and the broad market, which enabled us to deliver stable results in a quarter when several Tier I-focused competitors saw business deteriorate significantly. Recently, we have seen stronger bookings, and we enter the second quarter with a positive book-to-bill ratio and solid backlog."

Conference call:

C&D management will host a conference call to discuss these financial results on June 8, 2007 at 10 a.m. Eastern Daylight Time. Those parties interested in participating in the conference call via telephone should dial 706-679-4521 and enter conference ID number 3296852. A telephone replay of the conference call will begin immediately following the call and will be available through June 22, 2007 at midnight Eastern Daylight Time. To access the rebroadcast, please dial 800-642-1687 (706-645-9291 for international callers) and enter code 3296852. A webcast of the conference call will also be available at http://www.cdtechno.com.

C&D Technologies, Inc. provides solutions and services for the switchgear and control (utility), motive (material handling), telecommunications, and uninterruptible power supply (UPS) as well as emerging markets such as solar power. C&D Technologies engineers, manufactures, sells and services fully integrated reserve power systems for regulating and monitoring power flow and providing backup power in the event of primary power loss until the primary source can be restored. Through our Power Electronics Division, we manufacture and market custom, standard and modified-standard electronic power supply systems, including DC to DC converters, for large OEMs of telecommunications and networking equipment, as well as office and industrial equipment. The division also manufactures power conversion products sold into military and CATV applications as well as digital panel meters and data acquisition components. C&D Technologies' unique ability to offer complete systems, designed and produced to high technical standards, sets it apart from its competition. C&D Technologies is headquartered in Blue Bell, PA. For more information about C&D Technologies, visit http://www.cdtechno.com

Forward-looking Statements:

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2007, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

SOURCE: C&D Technologies, Inc.

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                   (UNAUDITED)

                                                                                   Three months ended
                                                                                       April 30,
                                                                                   2007          2006
--------------------------------------------------------------------------------------------------------
NET SALES                                                                       $  130,809    $  129,167
--------------------------------------------------------------------------------------------------------
COST OF SALES                                                                      111,252       108,454
--------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                        19,557        20,713

OPERATING EXPENSES:
   Selling, general and administrative expenses                                     17,088        17,232
   Research and development expenses                                                 5,773         7,440
   Gain on sale of Shanghai, China plant                                           (15,162)           --
--------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                                             11,858        (3.959)
--------------------------------------------------------------------------------------------------------
Interest expense, net                                                                2,708         3,028
Other (income) expense, net                                                           (161)          315
--------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST                              9,311        (7,302)
--------------------------------------------------------------------------------------------------------
Provision for income taxes                                                           2,209         1,570
--------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE MINORITY INTEREST                                               7,102        (8,872)
--------------------------------------------------------------------------------------------------------
Minority interest                                                                    4,528          (214)
--------------------------------------------------------------------------------------------------------
   NET INCOME (LOSS)                                                            $    2,574    $   (8,658)
========================================================================================================
Net Income (loss) per common share - basic                                      $     0.10    $    (0.34)
========================================================================================================
Net Income (loss) per common share - diluted                                    $     0.10    $    (0.34)
========================================================================================================
Dividends per share                                                                     --    $  0.01375
========================================================================================================

                    C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                                April 30,    January 31,
                                                                                   2007         2007
--------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                     $   13,594    $   12,596
  Accounts receivable, less allowance for doubtful accounts
    of $1,789 and $1,869                                                            88,947        84,241
  Inventories                                                                       83,169        88,229
  Deferred income taxes                                                                195           134
  Prepaid taxes                                                                      2,527         2,634
  Other current assets                                                               6,921         7,082
--------------------------------------------------------------------------------------------------------
    Total current assets                                                           195,353       194,916

Property, plant and equipment, net                                                  97,405       100,815
Deferred income taxes                                                                  638           531
Intangible and other assets, net                                                    34,483        35,429
Goodwill                                                                            68,692        68,520
--------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                               $  398,571    $  400,211
========================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt                                                               $    6,289    $    6,498
  Accounts payable                                                                  54,124        54,215
  Book overdrafts                                                                    1,828         2,310
  Accrued liabilities                                                               22,618        21,910
  Other current liabilities                                                         11,199        32,010
--------------------------------------------------------------------------------------------------------
    Total current liabilities                                                       96,058       116,943

Deferred income taxes                                                               10,502         9,155
Long-term debt                                                                     155,595       147,925
Other liabilities                                                                   36,073        34,750
--------------------------------------------------------------------------------------------------------
    Total liabilities                                                              298,228       308,773
--------------------------------------------------------------------------------------------------------

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (continued)
                    (Dollars in thousands, except par value)
                                   (UNAUDITED)

                                                                                 April 30,   January 31,
                                                                                   2007         2007
--------------------------------------------------------------------------------------------------------
Commitments and contingencies

Minority interest                                                                   12,150         7,548

Stockholders' equity:
   Common stock, $.01 par value, 75,000,000 shares
   authorized; 29,042,467 and 29,040,960 shares issued; 25,650,620
    25,649,424 shares outstanding, respectively                                        290           290
   Additional paid-in capital                                                       74,306        74,188
   Treasury stock, at, cost 3,391,847 and 3,391,536 shares, respectively           (47,111)      (47,110)
   Accumulated other comprehensive loss                                            (13,944)      (13,952)
   Retained earnings                                                                74,652        70,474
--------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                     88,193        83,890
--------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  398,571    $  400,211
========================================================================================================

                     C&D TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (UNAUDITED)

                                                                                   Three months ended
                                                                                       April 30,
                                                                                   2007          2006
--------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net Income (loss)                                                            $    2,574    $   (8,658)
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Minority interest                                                                 4,528          (214)
   Share-based compensation                                                            110            50
   Depreciation and amortization                                                     4,553         4,694
   Amortization of debt acquisition costs                                              386           280
   Deferred income taxes                                                             1,190         1,218
   Gain on disposal of assets                                                      (15,440)          (11)
   Changes in assets and liabilities:
     Accounts receivable                                                            (7,241)       (5,498)
     Inventories                                                                     5,353        (2,741)
     Other current assets                                                             (682)        3,306
     Accounts payable                                                               (2,239)          567
     Accrued liabilities                                                               589           480
     Income taxes payable                                                             (348)         (567)
     Other current liabilities                                                        (740)         (268)
     Other liabilities                                                               1,663         3,701
     Other long-term assets                                                            154           (88)
     Other, net                                                                       (570)       (1,567)
--------------------------------------------------------------------------------------------------------
       Net cash used in operating activities                                        (6,160)       (5,316)
--------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Acquisition of property, plant and equipment                                     (2,039)       (3,478)
   Proceeds from disposal of property, plant and equipment                           2,422            18
--------------------------------------------------------------------------------------------------------
       Net cash provided by (used in) investing activities                             383        (3,460)
--------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Repayment of debt                                                                  (221)         (270)
   Proceeds from new borrowings                                                      7,597         8,507
   (Decrease) increase in book overdrafts                                             (482)          324
   Financing cost of long-term debt                                                   (313)         (627)
   Proceeds from exercise of stock options                                              --           695
   Purchase of treasury stock                                                           (2)           --
--------------------------------------------------------------------------------------------------------
       Net cash provided by financing activities                                     6,579         8,629
--------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                           196           393
--------------------------------------------------------------------------------------------------------
Increase in cash and cash equivalents                                                  998           246
Cash and cash equivalents, beginning of period                                      12,596        25,693
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                        $   13,594    $   25,939
========================================================================================================